UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

HOST DIGITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42274	88-4128927
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way, Unit# 1

Hollywood, Florida, 33020

(Address of Principal Executive Office) (Zip Code)

(305) 600-5004

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	HOST	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Host Digital Inc. (the “Company”) with the Securities and Exchange Commission on September 21, 2026 (the “Original Form 8-K”) solely to correct the name of one of the underwriters identified in Schedule A to the Underwriting Agreement, dated September 17, 2026, by and between the Company and Cantor Fitzgerald & Co., as representative of the several underwriters named therein (the “Underwriting Agreement”), filed as Exhibit 1.1 to the Original Form 8-K.

Schedule A to the Underwriting Agreement inadvertently identified Muriel Siebert & Co., LLC as “Siebert Williams Shank & Co, LLC.” The corrected Underwriting Agreement is filed as Exhibit 1.1 to this Amendment.

Except as described above, this Amendment does not amend, update or otherwise modify any other information contained in the Original Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
1.1*	Underwriting Agreement, dated September 17, 2026, by and between the Company and Cantor Fitzgerald & Co.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits, schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibits, schedules or annexes to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST DIGITAL INC.

Date:	September 22, 2026	By:	/s/ John Ollet
John Ollet
Chief Financial Officer